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                                                                     EXHIBIT 1.1

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                           PSYCHIATRIC SOLUTIONS, INC.

                            (a Delaware corporation)

                        3,500,000 Shares of Common Stock

                             UNDERWRITING AGREEMENT

Dated: September 14, 2005

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                           PSYCHIATRIC SOLUTIONS, INC.

                            (a Delaware corporation)

                        3,500,000 Shares of Common Stock

                           (Par Value $0.01 Per Share)

                             UNDERWRITING AGREEMENT

                                                              September 14, 2005

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

          PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation (the "COMPANY"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and each of the other Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Citigroup Global Markets Inc. ("CITIGROUP") are acting as representatives (in such capacity, the "REPRESENTATIVES"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("COMMON STOCK") set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 525,000 additional shares of Common Stock to cover overallotments, if any. The aforesaid 3,500,000 shares of Common Stock (the "INITIAL SECURITIES") to be purchased by the Underwriters and all or any part of the 525,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "OPTION SECURITIES") are hereinafter called, collectively, the "SECURITIES."

          The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S 3 (No. 333-127085), including the related prospectus or preliminary prospectuses, covering the registration of the Securities in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 ACT"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430A ("RULE 430A") of the rules and

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regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS")
and paragraph (b) of Rule 424 ("RULE 424(B)") of the 1933 Act Regulations. The information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "RULE 430A INFORMATION." Any prospectus supplement that omitted the Rule 430A Information that was used after effectiveness of the registration statement and prior to the execution and delivery of this Agreement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the accompanying Base Prospectus (defined below), is herein called a "PRELIMINARY PROSPECTUS SUPPLEMENT." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the accompanying Base Prospectus, is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "RULE 462(B) REGISTRATION STATEMENT," and after such filing the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement. "BASE PROSPECTUS" means each prospectus included in the Registration Statement at the Effective Time (as defined below). The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the Base Prospectus and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the "PROSPECTUS SUPPLEMENT." For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus Supplement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION 1. Representations and Warranties.

          (a) Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

               (i) The Registration Statement and the Prospectus Supplement, with respect to, among other things, the Securities has (i) been prepared by the Company in conformity in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, (ii) been filed with the Commission under the 1933 Act and (iii) with respect to the Registration Statement, become effective under the 1933 Act. Copies of such Registration Statement and each of the amendments thereto have been delivered by the Company to you as the Representatives of the Underwriters. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of each Effective Time.

               (ii) In the case of the Registration Statement, the conditions for the use of Form S-3, as set forth in the General Instructions thereto have been satisfied.

               (iii) The Commission has not issued any order preventing or suspending the use of the Registration Statement.

               (iv) The Registration Statement conforms, and the Prospectus Supplement and any further amendments or supplements to the Registration Statement or the Prospectus Supplement will, when they become effective or are filed with the


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     Commission, as the case may be, conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto) and as of its date, the Closing Date and any Date of Delivery (as to the Prospectus Supplement and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus Supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto).

               (v) The documents incorporated by reference in the Prospectus Supplement and Registration Statement, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the rules and regulations thereunder (the "EXCHANGE ACT RULES") and the 1933 Act Regulations, and, when read together with other information in the Prospectus Supplement, none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in each Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, the Exchange Act Rules and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

               (vi) Neither the Company nor any of its subsidiaries have paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated by this Agreement).

               (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except such failures to qualify as are not, either individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole, affecting the condition, financial or otherwise, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

               (viii) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such violations or defaults that do not have a Material Adverse Effect,


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     or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for such violations or defaults that do not have a Material Adverse Effect.

               (ix) The Company has an authorized capitalization as set forth in the Prospectus Supplement (and on the Closing Date (as defined in Section 2(c) will have the authorized capitalization so set forth in the Prospectus Supplement as of that date) under the captions "Capitalization," "Description of Common Stock," and "Description of Preferred Stock." All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company listed on Exhibit D hereto (each a "Significant Subsidiary") have been duly authorized and validly issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under the Company's existing credit facility, and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and bylaws (or similar organizational documents) of the Company or any of its subsidiaries or under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

               (x) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and non-assessable. The Securities conform to the description thereof in the Prospectus Supplement in all material respects.

               (xi) The Company has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

               (xii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby
     (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that do not have a Material Adverse Effect or for which a waiver or consent has been obtained, (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (iii) will not violate any applicable statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for such conflicts, breaches, violations or defaults that do not have a Material Adverse Effect; and except for filings with NASDAQ, the National Association of Securities Dealers, Inc. (the "NASD") and under the 1933 Act, the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or


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     governmental agency or body is required for the execution of this Agreement by the Company and the consummation of the transactions contemplated hereby other than such consents, approvals, authorizations, orders, filings, registrations or qualifications the failure to make or obtain would not have a Material Adverse Effect.

               (xiii) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

               (xiv) Except as set forth or incorporated by reference in the Prospectus Supplement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus Supplement, including any sales pursuant to Regulation D or Regulation S of the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

               (xv) The historical financial statements of the Company (including the related notes and supporting schedules) included in or incorporated by reference in the Registration Statement and the Prospectus Supplement present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

               (xvi) The historical financial statements of Ramsay Youth Services, Inc. ("RAMSAY") (including the related notes and supporting schedules) incorporated by reference in the Registration Statement and the Prospectus Supplement present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

               (xvii) The historical financial statements of Northern Healthcare Associates and Subsidiaries ("NORTHERN HEALTHCARE") (including the related notes and supporting schedules) incorporated by reference in the Registration Statement and the Prospectus Supplement present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

               (xviii) The historical financial statements of Behavioral Healthcare Services and subsidiaries ("ARDENT BEHAVIORAL") (including the related notes and supporting schedules) included in or incorporated by reference in the Registration Statement and the Prospectus Supplement present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

               (xix) The selected financial data set forth under the caption "Selected Financial and Operating Data" in the Prospectus Supplement fairly present in


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     all material respects, on the basis stated in the Prospectus Supplement, the information included therein; the pro forma financial statements included in the Prospectus Supplement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus Supplement, the pro forma financial statements included in the Prospectus Supplement comply as to form with the applicable accounting requirements of Regulation S-X under the 1933 Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

               (xx) The other financial data, operating data and statistical information and data included in or incorporated by reference in the Registration Statement and the Prospectus Supplement is presented fairly in all material respects and, to the extent derived therefrom, has been prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

               (xxi) Ernst & Young LLP, who has certified certain historical financial statements of the Company and Ardent Behavioral, whose reports are incorporated by reference in the Registration Statement and Prospectus Supplement and who has delivered (a) the initial letters referred to in Sections 5(e)(i) and 5(e)(iii) hereof, and (b) the bring-down letters referred to in Section 5(f)(i) and 5(f)(iii) hereof, is an independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations during the periods covered by the financial statements on which it reported that were or are incorporated by reference in the Registration Statement and Prospectus Supplement.

               (xxii) Deloitte & Touche LLP, who has certified certain historical financial statements of Ramsay, whose report is incorporated by reference in the Registration Statement and Prospectus Supplement, is an independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations during the periods covered by the financial statements on which it reported that were or are incorporated by reference in the Registration Statement and Prospectus Supplement.

               (xxiii) Selznick & Company, LLP, who has certified certain historical financial statements of Northern Healthcare, whose report is incorporated by reference in the Registration Statement and Prospectus Supplement and who has delivered (a) the initial letter referred to in
     Section 5(e)(ii) hereof, and (b) the bring-down letter referred to in
     Section 5(f)(ii) hereof, are independent public accountants during the periods covered by the financial statements on which it reported that were or are incorporated by reference in the Registration Statement and Prospectus Supplement.

               (xxiv) The Company and each Significant Subsidiary (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.


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               (xxv) Since the date as of which information is given or
     incorporated by reference in the Preliminary Prospectus Supplement through the date hereof, and except as may otherwise be disclosed in the Prospectus Supplement (exclusive of any amendment or supplement thereto), neither the Company nor any subsidiary has (i) issued or granted any securities, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

               (xxvi) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be likely to have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (xxvii) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for such conflicts that do not or would not have a Material Adverse Effect.

               (xxviii) The Company and each of its subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or incorporated by reference in the Registration Statement and Prospectus Supplement (exclusive of any amendment or supplement thereto) and such as do not materially affect the value of the property of the Company and its subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

               (xxix) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described or incorporated by reference in the Prospectus Supplement or filed or incorporated by reference as exhibits in the Registration Statement that is not described in the Prospectus Supplement or filed or incorporated by reference as exhibits in the Registration Statement.

               (xxx) The Company and each of its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company


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     or any subsidiary have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

               (xxxi) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

               (xxxii) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent that could be expected to have a Material Adverse Effect.

               (xxxiii) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any of its subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

               (xxxiv) Set forth on Exhibit B hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of
     Section 407(d)(7) of ERISA is a party in interest or disqualified person.

               (xxxv) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

               (xxxvi) Except for such matters as would not, individually or in the aggregate, either result in a Material Adverse Effect or require disclosure in the Prospectus Supplement, the Company and its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Law (as defined below); (2) possess, and are in compliance with, any and all permits, licenses or registrations required under Environmental Law ("ENVIRONMENTAL PERMITS"); (3) will not require material expenditures to maintain such compliance with Environmental Law or their Environmental Permits or to remediate, clean up, abate or remove any Hazardous Substance (as defined below); and (4) are not subject to any pending or, to the best knowledge of the Company and its subsidiaries, threatened claim or other legal


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     proceeding under any Environmental Laws against the Company or its subsidiaries, and have not been named as a "potentially responsible party" under or pursuant to any Environmental Law. As used in this paragraph, "ENVIRONMENTAL LAW" means any and all applicable federal, state, local and foreign laws, ordinances, regulations and common law, or any administrative or judicial order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those related to (i) emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, or (iii) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, "HAZARDOUS SUBSTANCES" means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials or wastes or any other chemical substance regulated under Environmental Laws.

               (xxxvii) Except as set forth or incorporated by reference in the Prospectus Supplement (exclusive of any amendment or supplement thereto), neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other person who has a direct or indirect ownership or control interest in the Company or any of its subsidiaries or who is an officer, director, agent or managing employee of the Company or any of its subsidiaries (1) has engaged in any activities which are prohibited, or are cause for criminal or civil penalties and/or mandatory or permissive exclusion from Medicare or Medicaid, under Section 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal TRICARE statute, the Federal False Claims Act 31 U.S.C. Section 3729-3733, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or by generally recognized professional standards of care or conduct, except for such activities as would not, individually or in the aggregate, result in a Material Adverse Effect; (2) has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act ("SSA"); (3) is currently excluded from participation under the Medicare program or a Federal Health Care Program (as that term is defined in SSA Section 1128(B)(f)); or (4) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the categories of offenses described in SSA Section 1128(a) and (b)(1), (2) and (3).

               (xxxviii) Neither the Company nor any subsidiary is, or, after giving effect to the offering and sale of the Securities as described in the Prospectus Supplement, will be required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (xxxix) Prior to the date hereof, neither the Company and its subsidiaries nor any of their respective affiliates nor any person acting on its or their behalf (other than you, as to whom the Company and its subsidiaries make no representation) has taken nor will take any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Common Stock.

               (xl) The minute books and records of the Company relating to proceedings of its shareholders, board of directors and committees of its board of directors made available to Weil, Gotshal & Manges LLP, counsel for the Underwriters, are the original minute books and records or are true, correct and complete copies thereof,


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     with respect to all proceedings of said shareholders, board of directors and committees since July 6, 2005, through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such shareholders, board of directors or committees, the Company has provided Weil, Gotshal & Manges LLP with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all events that occurred in connection with such proceedings.

               (xli) The statements set forth in (i) the Prospectus Supplement under the caption "Description of Common Stock" and (ii) Item 1 of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 under the caption "Regulation and Other Factors," in each case as amended and supplemented by statements contained in the Prospectus Supplement or documents incorporated by reference in the Prospectus Supplement insofar as it purports to constitute a summary of the terms of the Common Stock and regulations affecting the Company are accurate in all material respects.

               (xlii) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act. All reports filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act comply as to form in all material respects with the Exchange Act and the Exchange Act Rules.

               (xliii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported and is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the last fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.

               (xliv) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

               (xlv) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses.

               (xlvi) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "SARBANES OXLEY ACT"), including Section 402 related to loans and Section 302 and 906 related to certifications.

               (xlvii) Except as disclosed or incorporated by reference in the Prospectus Supplement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

               (xlviii) The Securities have been approved for listing subject to notice of issuance on the NASDAQ National Market.

               (xlix) The market-related and industry data included or incorporated by reference in the Prospectus Supplement and the Registration Statement are based upon estimates by the Company derived from sources that the Company believes to be reliable and accurate.

          (b) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

          (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at $47.86 per share that proportion of the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

          (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company grants to the Underwriters, severally and not jointly, an option to purchase up to 525,000 shares of Common Stock at $47.86 per share. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments, which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "DATE OF DELIVERY") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth

Avenue, New York, New York 10153, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "CLOSING DATE").

          In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to one or more bank accounts designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriters from their respective obligations hereunder.

          (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants.

          (a) Covenants of the Company. The Company covenants with each Underwriter as follows:

               (i) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

               (ii) Compliance with Regulations and Commission Requests. The Company, subject to Section 3(a)(iii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus Supplement or any amended Prospectus Supplement shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus Supplement or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof.

               (iii) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus Supplement, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

               (iv) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S T.

               (v) Delivery of Prospectus Supplements. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus Supplement as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus Supplement is required to be delivered under the 1933 Act, such number of copies of the Prospectus Supplement (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus Supplement and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S T.

               (vi) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus Supplement. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus Supplement in order that the Prospectus Supplement will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus Supplement in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
     Section 3(a)(iii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus Supplement comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

               (vii) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

               (viii) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

               (ix) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus Supplement under "Use of Proceeds."

               (x) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market.

               (xi) Stabilization. Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (xii) Restriction on Sale of Securities. During a period of 75 days from the date hereof, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to or incorporated by reference in the Prospectus Supplement, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to or incorporated by reference in the Prospectus Supplement or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan; the Company will cause each person identified on Schedule B hereto to furnish to the Representatives, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit C hereto (the "LOCK-UP LETTER AGREEMENT").

               (xiii) Reporting Requirements. The Company, during the period when the Prospectus Supplement is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Rules.

     SECTION 4. Payment of Expenses.

          (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vii) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus Supplement and of the Prospectus Supplement and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, provided that the cost of any aircraft chartered in connection with the road show shall be the sole obligation of the Underwriters, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market; provided that except as set forth in this Section 4, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on Securities which they may sell and the expense of advertising any offering of the Securities made by the Underwriters.

          (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) The Prospectus Supplement shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in either the Registration Statement or the Prospectus Supplement or otherwise shall have been complied with.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement and the Prospectus Supplement, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that it may reasonably request to enable them to pass upon such matters.

          (c) Waller Lansden Dortch & Davis PLLC shall have furnished to the Underwriters its written opinion, or letter or letters, as counsel to the Company, addressed to the Underwriters and dated the Closing Date and each Date of Delivery, substantially in the form of Exhibit A hereto.

          (d) The Underwriters shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and each Date of Delivery, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus Supplement and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling them to pass upon such matters.

          (e) At time of the execution of this Agreement, the Underwriters shall have received from:

               (i) Ernst & Young LLP, a letter with respect to the financial information of the Company, included in or incorporated by reference in the Prospectus Supplement, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof
     (A) confirming that it is an independent public accounting firm within the meaning of the 1933 Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Prospectus Supplement, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings;

               (ii) Selznick & Company, LLP, a letter with respect to the financial information of Northern Healthcare, incorporated by reference in the Prospectus Supplement, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof
     (A) confirming that they are independent public accountants with respect to Northern Healthcare, (B) stating, as of the date hereof, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings;

               (iii) Ernst & Young LLP, a letter with respect to the financial information of Ardent Behavioral, included in or incorporated by reference in the Prospectus Supplement, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof
     (A) confirming that it is an independent public accounting firm within the meaning of the 1933 Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Prospectus Supplement, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings; and

          (f) With respect to the letters referred to in the immediately preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (each, an "INITIAL LETTER"), the Underwriters shall have received a letter (each, a "BRING-DOWN LETTER") addressed to the Underwriters and dated as of the Closing Date and each Date of Delivery from:

               (i) Ernst & Young LLP, with respect to the financial information of the Company, included in or incorporated by reference in the Prospectus

     Supplement, (A) confirming that it is an independent public accounting firm within the meaning of the 1933 Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Prospectus Supplement, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter;

               (ii) Selznick & Company, LLP, with respect to the financial information of Northern Healthcare, incorporated by reference in the Prospectus Supplement, (A) confirming that they are independent public accountants with respect to Northern Healthcare, (B) stating, as of the date of the bring-down letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter;

               (iii) Ernst & Young LLP, with respect to the financial information of Ardent Behavioral, included in or incorporated by reference in the Prospectus Supplement, (A) confirming that it is an independent public accounting firm within the meaning of the 1933 Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Prospectus Supplement, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter; and

          (g) The Company shall have furnished to the Representatives a certificate from the Company, dated the Closing Date and each Date of Delivery, signed by its Chief Executive Officer and Chief Accounting Officer stating, as applicable, that:

               (i) The representations, warranties and agreements of the Company contained herein, as applicable, are true and correct in all material respects (except with respect to representations, warranties and agreements already qualified by materiality ) as if made on and as of the Closing Date and such Date of Delivery (other than to the extent any such representation or warranty is made expressly to a certain date), and the Company has performed all covenants and agreements and satisfied all conditions (after giving effect to all materiality qualifiers herein) on their part to be performed or satisfied hereunder, to the extent a party hereto, at or prior to the Closing Date and the Date of Delivery; and the conditions set forth in Section 5 have been fulfilled; and

               (ii) They have carefully examined the Registration Statement and the Prospectus Supplement (exclusive of any amendment or supplement thereto) and, in their opinion (A) as of the Effective Date, the Registration Statement did not include, and as of its date, the Closing Date and as of the Date of Delivery, the Prospectus Supplement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary (in the case of the Prospectus Supplement in the light of the circumstances under which made) to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in an amendment to the Registration Statement or supplement to the Prospectus Supplement.

          (h) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus Supplement (exclusive of any amendment or supplement thereto) (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth, incorporated by reference or contemplated in the Prospectus Supplement (exclusive of any amendment or supplement thereto) or (ii) since such date there shall not have been any change in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth, incorporated by reference or contemplated in the Prospectus Supplement (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause
(i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date or any subsequent Date of Delivery on the terms and in the manner contemplated herein and in the Prospectus Supplement (exclusive of any amendment or supplement thereto).

          (i) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded to the Company's debt securities by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations) and (ii) no such organization shall have publicly announced that it is under surveillance or review with negative implications, its rating of any of the Company's debt securities.

          (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representative may reasonably request.

          (k) The Representatives shall have received a certificate from the Company, at the time of the execution of this Agreement and on the Closing Date, signed by the Chief Accounting Officer of the Company, in respect of the financial data contained in footnote (1) to the Unaudited Pro Forma Condensed Combined Income Statements relating to Brentwood Behavioral Health ("Brentwood"), Northern Healthcare (under the column entitled "Heartland") and each of the hospitals consolidated under the column "Non-Significant Acquisitions" stating, as applicable, that:

               (1) The financial statements attached to the certificate are, in fact, a true and accurate copy of the financial data for Brentwood, Northern Healthcare and each of the hospitals consolidated under the column "Non-Significant Acquisitions" used to create the data contained in footnote (1) to the Unaudited Pro Forma Condensed Combined Income Statements (the "FINANCIAL STATEMENTS");

               (2) As a member of management of Brentwood, Northern Healthcare and each of the hospitals consolidated under the column "Non-Significant Acquisitions," he is responsible for the fair presentation of its financial statements and he believes the statements of financial position and results of operations are fairly presented in all material respects in conformity with accounting principles generally accepted in the United States applied on a basis consistent with that of the preceding periods;

               (3) There are no material unadjusted audit differences identified during the current audit and pertaining to the period presented;

               (4) No plans or intentions exist that may materially affect the carrying value or classification of assets and liabilities;

               (5) There are no material transactions that have not been properly recorded in the accounting records underlying the Financial Statements;

               (6) There were no material weaknesses in internal control as of December 31, 2004, including any for which he believes the cost of corrective actions exceeds the benefits and there have been no significant changes in internal control since December 31, 2004;

               (7) No events or transactions have occurred since December 31, 2004 or are pending that would have a material effect on the financial statements at that date or for the period then ended, or that are of such significance in relation to the affairs of Brentwood, Northern Healthcare or each of the hospitals consolidated under the column "Non-Significant Acquisitions" to require mention in a note to the Financial Statements or the pro forma financial statements contained in the Prospectus Supplement in order to make them not misleading regarding the respective financial position, results of operations, or cash flows of Brentwood, Northern Healthcare or each of the hospitals consolidated under the column "Non-Significant Acquisitions."

          (l) At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule B hereto.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     SECTION 6. Indemnification.

          (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "AFFILIATE"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto).

          (b) Indemnification of the Company, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto). The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and the first and second sentences of the first paragraph under the caption "Commissions and Discounts" in the "Underwriting" section of the Prospectus Supplement constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a) or 6(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this

Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus Supplement.

          The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

     SECTION 9. Termination of Agreement.

          (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus Supplement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date or a subsequent Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

               (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters, or

               (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Date or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus Supplement or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, Attention: James Forbes; notices to the Company shall be directed to it at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067, Attention: Christopher L. Howard, Esq. (Fax: (615) 312-5711), with copy to Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, Attention: James H. Nixon III, Esq. (Fax: (615) 244-6804).

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     SECTION 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         PSYCHIATRIC SOLUTIONS, INC.


                                         By: /s/ Joey A. Jacobs
                                             -----------------------------------
                                         Name: Joey A. Jacobs
                                         Title: Chief Executive Officer


CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
By: MERRILL LYNCH, PIERCE, FENNER &
    SMITH INCORPORATED


By /s/ James D. Forbes
   -----------------------------------
   Authorized Signatory

For themselves and as Representatives
of the other Underwriters named in
Schedule A hereto.

                                   SCHEDULE A

                                             Number of
Name of Underwriter                     Initial Securities
-------------------                     ------------------
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated......................        1,190,000
Citigroup Global Markets Inc. .......          680,000
Raymond James & Associates, Inc. ....          510,000
J.P. Morgan Securities Inc. .........          510,000
Banc of America Securities LLC.......          340,000
Avondale Partners, LLC...............          170,000
Stephens Inc. .......................          100,000
                                             ---------
   Total.............................        3,500,000
                                             =========


                                     Sch A-1

                                   SCHEDULE B

               List of Persons Subject to Lock-Up Letter Agreement

Joey A. Jacobs
Steven T. Davidson
Jack R. Salberg
Jack E. Polson
Brent Turner
Christopher L. Howard
Christopher Grant, Jr
Edward K. Wissing
Ann H. Lamont
Richard D. Gore
Mark P. Clein
William F. Carpenter III
William M. Petrie, MD
David M. Dill


                                     Sch B-1

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

Waller Lansden Dortch & Davis PLLC shall have furnished to the Underwriters, its opinion as counsel to the Company, addressed to the Representatives and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) The Company is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in the states set forth on Schedule A hereto, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

(ii) The Company has an authorized capitalization as set forth in the Prospectus Supplement, and all of the issued and outstanding shares of Common Stock of the Company have been duly authorized by the Company and are validly issued, fully paid and non-assessable; and all of the Securities to be issued by the Company have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued by the Company, fully paid and non-assessable; and all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares), to the best of such counsel's knowledge, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under the Company's Second Amended and Restated Credit Agreement, dated as of July 1, 2005, among the Company, as borrower, the subsidiaries of the Company identified therein as guarantors, the lenders party thereto, Citicorp North America, Inc., as term loan facility administrative agent and Bank of America, N.A., as revolving credit facility administrative agent, and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and bylaws (or similar organizational documents) of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

(iii) To the knowledge of such counsel, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Securities pursuant to the Company's charter or by laws or any agreement or other instrument, except as set forth or incorporated by reference in the Prospectus Supplement and other than those which have been waived by the holders thereof; and, to the knowledge of such counsel, except as set forth or incorporated by reference in the Prospectus Supplement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(iv) The Company has all requisite corporate power and authority to enter into the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.


                                   Exhibit A-1

(v) To the knowledge of such counsel, the Company is not a party to any agreement that would require registration under the 1933 Act of stock or other securities by any person or entity.

(vi) The Company is eligible to use a Form S-3 Registration Statement in connection with the registration of the Securities under the 1933 Act.

(vii) The Registration Statement was declared effective under the 1933 Act as of 3:00 p.m. Eastern Time on September 2, 2005, the Prospectus Supplement will be filed with the Commission pursuant to subparagraph (5) of Rule 424(b) under the 1933 Act, on September 15, 2005 and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

(viii) The Registration Statement and the Prospectus Supplement and any further amendments or supplements thereto made by the Company prior to the date hereof (other than the contents of the financial statements and related schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(ix) The statements included in the Prospectus Supplement under the captions "Description of Common Stock" and "Description of Preferred Stock" insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

(x) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for (i) the execution, delivery and performance of the Underwriting Agreement by the Company, (ii) the issuance and delivery of the Securities by the Company or (iii) the consummation of the transactions contemplated by the Underwriting Agreement and by the Prospectus Supplement, except such as have been obtained or made by the Company, and such as may be required by the NASD and under applicable state securities or blue sky laws, as to which such counsel need express no opinion.

(xi) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder, including the issuance and delivery of the Securities, and the consummation of the transactions contemplated thereby (i) do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2004, Form 10-Q for the quarter ended March 31, 2005 and Form 10-Q for the quarter ended June 30, 2005 or the Registration Statement except for such conflicts, breaches, violations or defaults that do not have a Material Adverse Effect, (ii) do not result in any violation of the provisions of the charter or by-laws of the Company and (iii) do not violate any applicable statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except for such violations that do not have a Material Adverse Effect.


                                   Exhibit A-2

(xii) The Company is not, and after receipt of payment for the Securities and the use of proceeds therefrom, will not be required to register as, an "investment company" within the meaning of the Investment Company Act.

(xiii) To the best of such counsel's knowledge and except as described in the Prospectus Supplement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, is likely to have a Material Adverse Effect, and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date and each subsequent Date of Delivery, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company and its subsidiaries in connection with the preparation of the Registration Statement and the Prospectus Supplement and the documents incorporated by reference therein, and (y) based on the foregoing, no facts have come to the attention of such counsel that cause it to believe that (i) the Registration Statement (including the documents incorporated by reference therein), on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or (ii) the Prospectus Supplement (including the documents incorporated by reference therein), as of its date and as of the Closing Date and such Date of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement). The foregoing statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus Supplement.


                                   Exhibit A-3

                                                                       Exhibit B

                        EMPLOYEE PENSION OR BENEFIT PLANS

Psychiatric Solutions, Inc. Retirement Savings Plan
MetLife Dental Plan
Hartford Basic Group Term Life & AD&D
Hartford Optional Life & AD&D
Hartford  Long Term Disability
Flexible Spending Accounts - Unreimbursed Medical & Dependent Care PSI Medical Plan with BCBS
VSP Vision Plan
EAP - LifeServices EAP
Riveredge Health Plan with BCBS
Riveredge Dental Plan with Guardian
Riveredge Basic Group Term Life & AD&D with Hartford
Riveredge Optional Life & AD&D with Hartford
Riveredge Disability Plan with Unum
Premier Behavioral Solutions, Inc. Medical Plan - Kaiser/Hawaii Premier Behavioral Solutions, Inc. Medical Plan - BC/BS of Michigan Premier Behavioral Solutions, Inc. Medical Plan - COSVI (Puerto Rico) PSI Medical Plan with Kaiser - California facilities
PSI Medical Plan with Southern Health - Charlottesville, VA
Short Term Disability with Allstate
Accident with Allstate
Critical Illness with Allstate


                                   Exhibit B-1

                                                                       Exhibit C

                            Form of Lockup Agreement

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.,
   as Representatives of the several
   Underwriters to be named in the
   within mentioned Underwriting Agreement

c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

     Re: Proposed Public Offering by Psychiatric Solutions, Inc.

Ladies and Gentlemen:

     The undersigned, a stockholder, an officer and/or director of Psychiatric Solutions, Inc., a Delaware corporation (the "COMPANY"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and Citigroup Global Markets Inc. ("CITIGROUP") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with the Company providing for the public offering of shares (the "SECURITIES") of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period (the "LOCK-UP PERIOD") of 75 days from the date of the Underwriting Agreement the undersigned will not, without the prior written consent of Merrill Lynch and Citigroup, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "LOCK-UP SECURITIES") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may, without the prior written consent of the Underwriters, sell or otherwise dispose of common stock pursuant to a 10b5-1 plan, if any, from and after 30 days from the date the undersigned's 10b5-1 plan goes into effect.


                                   Exhibit C-1

     It is understood that if the Company notifies you that it does not intend to proceed with the offering of the Securities, if the Underwriting Agreement does not become effective or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this Lock-up Agreement.

                                         Very truly yours,


                                         Signature:
                                                    ----------------------------
                                         Print Name:
                                                     ---------------------------


                                   Exhibit C-2

                                                                       Exhibit D

                            SIGNIFICANT SUBSIDIARIES

1.   Psychiatric Solutions Hospitals, Inc.

2.   Premier Behavioral Solutions, Inc.

3.   Ardent Health Services, Inc.


                                   Exhibit D-1